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                                                                   EXHIBIT  23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 14, 2000 (except for note 19, as to which the date is March 8, 2000), accompanying the consolidated financial statements included in the 1999 Annual Report of Lakeland Bancorp, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Lakeland Bancorp, Inc. on Form S-3 (File No. 333-89051, effective October 14, 1999 and File No. 33-34099, effective October 21, 1994) and on Form S-8 (File No. 333-89723, effective October 27, 1999).





Grant Thornton LLP
Philadelphia, Pennsylvania
March 28, 2000